EXHIBIT 10.4

RESTRICTED COMMON SHARE GRANT AGREEMENT

THIS RESTRICTED COMMON SHARE GRANT AGREEMENT (this “Agreement”) is dated as of September 15, 2013, among 1847 HOLDINGS LLC (the “Company”), BEVILACQUA PLLC and JOSEPH J. KAUFMAN (collectively, the “Recipient”).

BACKGROUND

1847 Partners LLC, an affiliate of the Company (“Partners”) has entered into an engagement agreement with the Recipient, dated as of the date hereof (the “Engagement Agreement”) pursuant to which the Recipient will provide services to Partners and the Company as set forth therein. In partial consideration for providing such services, which will benefit the Company, the Company is granting to the Recipient 150,000 Common Shares (as defined in the limited liability company operating agreement), in the aggregate, of the Company.

AGREEMENT

NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1.ISSUANCE OF COMMON SHARES; VESTING; CONTINUOUS SERVICE.

(i) Pursuant to the terms of this Agreement, the Company agrees to grant to the Recipient on the date hereof 150,000 Common Shares of which, Bevilacqua PLLC shall receive 75%, or 112,500 Common Shares and Joseph J. Kaufman shall receive 25%, or 37,500 Common Shares. It is acknowledged and agreed that the aggregate fair market value of the Common Shares issued hereunder as of the date of this Agreement is not more than $15,000 ($0.10 per Common Share). If for any reason Mr. Kaufman ceases to provide services under the Engagement Agreement any unvested Common Shares of Mr. Kaufman shall automatically transfer to Bevilacqua PLLC.

(ii) The “Vesting Start Date” is September 1, 2013. The vesting schedule is that 1/12th of the Common Shares will be fully vested on the date hereof and, thereafter, 1/12th of the Common Shares will vest on the first day of each month so long as the Engagement Agreement has not been terminated such that all of the Common Shares will be vested on September 1, 2014.

SECTION 2.FORFEITURE OF UNVESTED COMMON SHARES.

Upon termination of the Engagement Agreement for any reason, any Common Shares that have not vested shall immediately be forfeited without any additional action by the parties and without any payment being made therefor.

SECTION 3.SECTION 83(B) ELECTION.

Recipient understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the fair market value of each Common Share as of the date the forfeiture restrictions on such Common Share lapses, which will be the date on which it becomes a vested Common Share. Recipient understands that Recipient may elect to be taxed at the time the Common Shares are received by Recipient, rather than when and as the forfeiture restrictions lapse on the Common Shares, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days from the date of purchase of the Common Shares. A Form 83(b) Election certificate for use by the Recipient is attached hereto at Exhibit A. RECIPIENT UNDERSTANDS THAT FAILURE BY RECIPIENT TO FILE SUCH AN ELECTION IN A TIMELY MANNER MAY RESULT IN ADVERSE TAX CONSEQUENCES FOR RECIPIENT. Recipient further understands that an additional copy of such election form must be filed with his federal income tax return for the calendar year in which the date of this Agreement falls. Recipient acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Common Shares hereunder, and does not purport to be complete. Recipient further acknowledges that the Company has directed Recipient to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Recipient may reside.

SECTION 4.SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Recipient and Recipient’s heirs, executors, administrators, successors and assigns.

SECTION 5.WAIVERS.

No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 6.APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state.

SECTION 7.NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 8.ENTIRE AGREEMENT.

This Agreement constitutes the entire, complete and final agreement between the parties hereto with regard to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

1847 HOLDINGS LLC		BEVILACQUA PLLC (RECIPIENT)

By:	/s/ Ellery W. Roberts	By:	/s/ Louis A. Bevilacqua
Name:	Ellery W. Roberts		Louis A. Bevilacqua
Title:	Manager and CEO		Manager

JOSEPH J. KAUFMAN (RECIPIENT)

/s/ Joseph J. Kaufman